PRESS RELEASE

Tasker Capital’s Board of Directors Appoints Falcone Chairman as Davis Leaves Board to Focus on Building Revenue Stream

William P. Miller fills Board seat vacated by Davis

DANBURY, CT -May 12, 2006 - Tasker Capital Corp. (OTC Bulletin Board: TKER), today announced that Gordon Davis resigned as Tasker’s chairman and has relinquished his seat on its board of directors to reduce the time demands of these responsibilities and dedicate more of his effort to developing business in his role as sales consultant. Tasker’s Board of Directors appointed Richard Falcone, the Company’s president and CEO, to the additional role of Chairman and selected William P. Miller to fill Mr. Davis’ seat on the Board.

William P. Miller, an attorney and a certified public accountant, is a private investor. For several years, Mr. Miller served as executive vice president for Cantor Fitzgerald & Co, an investment banking firm, where he was responsible for corporate finance, real estate and retail sales. Subsequent to that he was with Telerate, a NYSE company as a senior executive. Mr. Miller has served on the Boards of Directors of several companies in number committees including Chairman of the Audit Committee.

Mr. Davis commented on his decision, “Tasker’s commercialization process is quickly progressing and requiring more time on the road. With over 35-years experience in sales and marketing, I can be much more productive to the company building revenue streams, instead of diverting valuable time to addressing corporate issues as a board member and chairman. Personally, I believe my organizational skills in sales and marketing can be much more effectively utilized to forward Tasker’s business model and reduce time to market. I am firmly committed to achieving success for Tasker and will remain deeply involved in its day-to-day operations.”

“Gordon Davis has a wealth of experience in the field and has been instrumental in the development and execution of Tasker’s redesigned sale strategy. His commitment to Tasker’s success is exemplified by his decision to concentrate his efforts on the company’s business development. We appreciate his loyalty to Tasker and look forward to his continued contributions,” said Mr. Falcone. Commenting on Mr. Miller’s appointment to the Board, Mr. Falcone, added, “We are fortunate to have attracted a well experienced and diversified professional as Bill Miller to our Board. His financial, legal and business acumen will be a welcome addition as we move into the commercialization phase of Tasker’s development.”

About Tasker Products

Tasker is a manufacturer, distributor and marketer of products with various applications that use the pHarlo technology. The pHarlo technology utilizes a highly charged and acidified, yet stable and safe, solution that enables copper sulfate, a compound with bacteriostatic properties, to remain active throughout a wide range of pH values. The Company currently markets Close Call™, an oral hygiene breath drink, and Unifresh® Footbath, a grooming aid product for dairy cows. Tasker Capital Corp. is headquartered in Danbury, Connecticut. To be added to the news distribution list or to present any questions, send an email to tasker@wallstreetir.com. Additional information about Tasker is also available at www.taskerproducts.com.

This release and the Company's other communications contain forward- looking statements, such as statements about our plans, objectives, expectations, assumptions or future events. Forward-looking statements, involve estimates, assumptions, and known and unknown risks and uncertainties. Actual future results and trends may differ materially from those made in or suggested by any forward-looking statements due to a variety of factors, including, for example, our ability to successfully market our products and compete with other products in our space, the risk of unfavorable federal regulation or the inability to obtain any necessary approvals to manufacture, market and sell our products, and the fact that our status as a development stage company makes our future unclear. Consequently you should not place undue reliance on these forward-looking statements. We discuss many of these and other risks and uncertainties in greater detail in the filings we make with the Securities and Exchange Commission, including in our most recent Report on Form 10-KSB and Form 10-QSB. The information contained in any forward-looking statement is qualified in its entirety be reference to cautionary statements and risk factor disclosure contained in our filings with the Securities and Exchange Commission.

Investor Contact

Joseph M. Zappulla
Wall Street Consultants Corp.
212-681-4100
jzappulla@wallstreetir.com